Exhibit l.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 AMERICA • ASIA PACIFIC • EUROPE

February 19, 2021

Nuveen AMT-Free Quality Municipal Income Fund

333 West Wacker Drive

Suite 3300

Chicago, IL 60606

Re:	Registration Statement on Form N-2

1933 Act File No.: 333-252927

1940 Act File No.: 811-21213

Ladies and Gentlemen:

As special tax counsel to Nuveen AMT-Free Quality Municipal Income Fund, a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a diversified, closed-end management investment company (the “Fund”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the Fund’s MuniFund Preferred Shares, $0.01 par value per share, which include the Series D MuniFund Preferred Shares (the “Series D MFP Shares”), liquidation preference $1,000 per share, in the Variable Rate Remarketed Mode (the “VRR Mode,” and the Series D MFP Shares, while in the VRR Mode, the “Securities”), being offered pursuant to the Base Prospectus, dated February 10, 2021, and the Prospectus Supplement dated February 17, 2021 (the “Prospectus Supplement”), of the Fund, which forms a part of the above-referenced Registration Statement to which this opinion is filed as an exhibit, we hereby confirm to you that the discussion set forth under the caption “Tax Matters” in the Prospectus Supplement is our opinion, subject to the qualifications and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Tax Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing  business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships